QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 10.77

INDEPENDENT CONTRACTOR AGREEMENT

This Independent Contractor Agreement ("Agreement") is made and effective this January 1st, 1998 by and between Günther Roepstorff, Achtern Felin 20, 25474 Hasloh, Germany ("Consultant") and STAAR Surgical Company, 1911 Walker Ave., Monrovia, CA 91016 ("Company").

Now, therefore, Consultant and Company agree as follows:

1.  Engagement

Company hereby engages Consultant, and Consultant accepts engagement, to provide the Company the following services:

Using the Company's buying power and distribution channels to negotiate prices from manufacturers in the ophthalmic business for products which the company does not currently distribute. Also setting up distribution for these products where the company is weak or where no distribution currently exist.

2.  Term

Consultant shall provide services to Company pursuant to this agreement for a term commencing on October 1st, 1999 and ending on October 1st, 2005.

3.  Place of Work

Consultant shall render services at such locations as at Consultant's deems reasonably necessary, but will, upon request, provide the services at Company offices or such other places as reasonably requested by Company as appropriate for the performance of particular services.

4.  Time

Consultant's daily schedule and hours worked under this Agreement on a given day shall generally be subject to Consultant's discretion, provided that Consultant and Company anticipate that Consultant shall work on average ten hours per week in the performance of services pursuant to this Agreement. Company relies upon Consultant to devote sufficient time as is reasonably necessary to fulfill the spirit and purpose of this Agreement.

5.  Payment

Company shall pay Consultant for services rendered pursuant to this Agreement the sum of US-$20,000 – per month. Payments shall be made in US-dollars. Payments shall be made within 15 days of the last day of each calendar month.

6.  Covenant Not to Compete

During the term of this Agreement and for a period of two years thereafter, Consultant shall not directly or indirectly, either for its own account, or as a partner, shareholder, officer, director, employee, agent of otherwise, own, manage, operate, control, be employed by, participate in, consult with, perform services for, or otherwise be connected with any business the same as or similar to the business conducted by Company. In the event any of the provisions of this section 6 are determined to be invalid by reason of their scope or duration, this section 6 shall be deemed modified to the extent required to cure the invalidity. In the event of a breach, or a threatened breach, of this section 6, Company shall be entitled to obtain an injunction restraining the commitments or continuance of the breach, as well as any other legal or equitable remedies permitted by law.

7.  Confidentiality

(a)
Consultant agrees that during the term of Consultant's business relationship with Company, Consultant will have access to and become acquainted with the confidential proprietary information which is owned by Company and is regularly used in the operation of Company's business. This information includes, but is not limited to, Company's processes, procedures and know-how, its equipment and inventory, its contracts with vendors, suppliers and other third parties, its permits, licenses and authorizations from governmental or regulatory agencies, its business records, including but not limited to, customer lists, customer credit information, technical data, including patents, patent applications and other intellectual property, sales data, correspondence, and its financial information, including, but not limited to, tax returns, financial statements, operating statements, income and expense statements and profit and loss statements and all notes thereto, all of which information shall be collectively referred to in this Agreement as the "Confidential Information." Confidential Information shall not include any information that (I) is disclosed by Company without restriction; (II) becomes publicly available through no act of Consultant; (III) is rightfully received by Consultant from a third party.

(b)
Consultant agrees that all confidential information, whether it is prepared by Consultant or comes into Consultant's possession in any other way, shall remain the exclusive property of Company.

(c)
Consultant agrees that Consultant shall not misuse, misappropriate, or disclose in any way to any person or entity any of the confidential information described herein, either directly or indirectly, nor will Consultant use the confidential information in any way or at any time, except as required in the course of Consultant's business relationship with Company or if required by law, subpoena or regulatory process.

(d)
Consultant agrees that the sale or unauthorized use or disclosure or any of Company's confidential information which is obtained by Consultant during Consultant's business relationship with Company constitutes unfair competition. Consultant promises and agrees not to engage in any unfair competition with Company.

(e)
Consultant agrees that, at any time during the term of this Agreement or any extension thereof, upon the request of Company and without further compensation, but at no expense to Consultant, Consultant shall perform any lawful acts, including the execution of papers and oaths and the giving of testimony, that, in the opinion of Company, its successors or assigns, may be necessary or desirable in order to obtain, sustain, reissue and renew, and in order to enforce, perfect, record and maintain, patent applications and United States and foreign patents on Company's inventions, and copyright registrations on Company's inventions.

(f)
Consultant's representations and promises under this section 7 shall survive the expiration or termination of this Agreement.

8.  Termination

This Agreement may be terminated by Company as follows and, upon such termination, Company shall have no further duty or obligation to Consultant pursuant to this Agreement; (I) upon Consultant's failure to provide the consulting services and such failure is not corrected within 30 days after Consultant receives written notice from Company; (II) in the event of Consultant's dissolution; (III) immediately upon a breach or default of Consultant's obligations pursuant to sections 6 and 7 of this Agreement; and (IV) in the event of a breach or default by Consultant of any other material obligation required to be performed by consultant pursuant to this Agreement, which breach or default is not cured within 30 days after Consultant receives written notice from Company.

Also in the event of an acquisition of an outside company this contract must be fulfilled by the new owner or a one-time payment of the balance till the duration of this contract has to be made.

Page 2 of 4 of the Independent Agreement

9.  Independent contractor

Consultant shall not be entitled to nor receive any benefit normally provided to Company's employees such as, but not limited to, vacation payment, retirement, health care or sick pay. Company shall not be responsible for withholding income or other taxes from the payments made to Consultant. Consultant shall be solely responsible for filing all returns and paying any income, social security or other tax levied upon or determined with respect to the payments made to Consultant pursuant to this Agreement.

10.  Tools and Supplies

Unless otherwise agreed to by Company in advance, Consultant shall be solely responsible for procuring, paying for and maintaining any computer equipment, software, paper, tools or supplies necessary or appropriate for the performance of Consultant's services hereunder.

11.  Controlling Law

This Agreement shall be governed by and construed in accordance with the laws of the State of California, USA.

12.  Headings

The headings in this Agreement are inserted for convenience only and shall not be used to define, limit or describe the scope of this Agreement or any of the obligations herein.

13.  Final Agreement

This Agreement constitutes the final understanding and Agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations, understandings and Agreements between the parties, whether written or oral. This Agreement may be amended, supplemented or changed only by an Agreement in writing signed by both of the parties.

14.  Notices

Any notice required to be given or otherwise given pursuant to this Agreement shall be in writing and shall be hand delivered, mailed by certified mail, return receipt requested or sent by recognized overnight courier services as follows:

If to Consultant:	Günther Roepstorff Achtern Felin 20 D—25474 Hasloh
If to Company:	STAAR Surgical Company 1911 Walker Avenue, Monrovia, CA 91016

15.  Severability

If any term of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, then this Agreement, including all of the remaining terms, will remain in full force and effect as if such invalid or unenforceable term had never been included.

16.  Arbitration

The parties hereby agree that all controversies, claims and matters of difference relating to this Agreement shall be resolved by binding arbitration before the American Arbitration Association (the

Page 3 of 4 of the Independent Agreement

"AAA") located in Los Angeles County, California, according to the rules and practices of the AAA from time to time in force; provided, however, that the parties hereto reserve their rights to seek and obtain injunctive or other equitable relief from a court of competent jurisdiction, without waiving the right to compel such arbitration pursuant to this section. The arbitrator shall apply California law in reaching any decision.

IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first above written.

/s/ GÜNTHER ROEPSTORFF Günther Roepstorff 9.1.98	/s/ WILLIAM C. HUDDLESTON STAAR Surgical Company by William C. Huddleston

Page 4 of 4 of the Independent Agreement

QuickLinks

EXHIBIT 10.77
INDEPENDENT CONTRACTOR AGREEMENT